UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 8, 2012
(Date of earliest event reported)
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)
(616) 654-3000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters of a Vote of Security Holders
The annual meeting of the shareholders of the Company was held on October 8, 2012, at which:
(1) The following nominees were elected to serve a two-year term on the company’s Board of Directors by the following votes:

James R. Kackley
For	49,330,168
Withheld	313,265
Broker non-votes	3,711,014
The following nominees were elected to serve three-year terms on the company’s Board of Directors by the following votes:

	David A. Brandon	Douglas D. French	John R. Hoke III
For	48,950,342	49,359,120	49,358,990
Withheld	693,091	284,313	284,443
Broker non-votes	3,711,014	3,711,014	3,711,014

The following individuals continued their service as Directors of the company: Mary Vermeer Andringa, J. Barry Griswell, Lisa A. Kro, Dorothy A. Terrell, David O. Ulrich, Michael A. Volkema, and Brian C. Walker.

(2) Ernst & Young LLP was approved as the company’s independent auditors for the fiscal year ended June 1, 2013, by the following votes:

Ratification of Independent Auditors
For	52,396,329
Against	880,959
Abstain	77,159
Broker non-votes	—

(3) The compensation paid to the Company's named executive officers was approved on an advisory basis by the following votes:

Approve, On an Advisory Basis, Executive Compensation
For	48,788,382
Against	611,630
Abstain	243,421
Broker non-votes	3,711,014

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 11, 2012	HERMAN MILLER, INC.
(Registrant)

	By:	/s/ James E. Christenson James E. Christenson
Senior Vice President, Legal Services and Secretary